NUMBER NCR - 000

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES * 0,000 *

NOCERA, INC.

CUSIP 655186-50-0

NOCERA

200,000,000 AUTHORIZED

COMMON STOCK

See Reverse for Certain Definitions

COUNTERSIGNED AND REGISTERED
MOUNTAIN SHARE TRANSFER, LLC.
2030 Powers Ferry Road SE, Suite # 212
Atlanta, Ga. 30339
404-474-3110 www.mountainsharetransfer.com
TRANSFER AGENT AND REGISTRAR
BY:____________________
AUTHORIZED OFFICER

This is to Certify that ** SHAREHOLDER NAME ** is the owner of

*** ZERO (0,000) *** *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated March 14th, 2022

NOCERA, INC. CORPORATE SEAL NEVADA

Jeff Cheng President

Gerald H. Lindberg Secretary

Not Valid Unless Appropriately Signed by Authorized Officer of Transfer Agent